UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 6, 2007

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 California Street, Suite 2450, San Francisco, CA 94111

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (415) 946-8828

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

During July 2007, IA Global, Inc.’s (the “Company”) wholly owned subsidiary Global Hotline, Inc. (“Global Hotline”) and Global Hotline’s subsidiary IA Partners Inc. (“IA Partners”) entered into working capital loans and bonds to be used to further expand Global Hotline’s infrastructure in anticipation of new client contracts and increased revenues. As previously announced on June 11, 2007, Global Hotline is opening a fifth call center in Tokyo, Japan with operations starting in late August 2007.

This new call center is expected to employ over 400 full and part-time employees. The call center will be located in a significantly lower rental cost zone and is the first step in the company’s phased plan of centralizing all of its existing four call centers to lower rental cost zones.

The company expects that when operational, the new call center will bring Global Hotline’s headcount to approximately 1,050 full and part-time employees. Also, the company expects the new call center will begin generating revenues during the three months ending September 30, 2007.

On July 6, 2007, IA Partners received a 300,000,000 Yen, or approximately $2,435,400 at current exchange rates, working capital loan from Mizuho Bank Co. Ltd. The loan requires a monthly payment of 25,000,000 Yen, or approximately $203,000 at current exchange rates, starting on July 1, 2007, with a final payment due on June 30, 2008. Interest of 2.125% is paid monthly starting on July 1, 2007.

On July 31, 2007, IA Partners received a 150,000,000 Yen, or approximately $1,217,000 at current exchange rates, working capital loan from Mitsubishi Tokyo UFJ Bank Co. Ltd. The loan requires a quarterly payment of 7,500,000 Yen, or approximately $61,000 at current exchange rates, starting on October 31, 2007, with a final payment due on July 25, 2012. Interest of 2.81% is paid quarterly starting on October 31, 2007.

On July 17, 2007, Global Hotline received a 150,000,000 Yen, or approximately $1,217,000 at current exchange rates, bond from Mizuho Bank Co. Ltd. The bond requires a semi-annual payment of 15,000,000 Yen, or approximately $122,000 at current exchange rates, starting on December 19, 2007, with a final payment due on June 29, 2012. Interest of 1.64% is paid semi-annually starting on December 19, 2007. Global Hotline paid a bank fee of 3,388,965 Yen, or approximately $28,000 at current exchange rates.

On July 27, 2007, Global Hotline received a 200,000,000 Yen, or approximately $1,623,000 at current exchange rates, working capital loan from Mitsui Sumitomo Bank Co Ltd. The loan requires a balloon payment of 200,000,000 Yen, or approximately $1,623,000 at current exchange rates, on January 25, 2008. Interest of 3.00% is paid on January 25, 2008.

On July 31, 2007, Global Hotline received a 350,000,000 Yen, or approximately $2,840,000 at current exchange rates, working capital loan from Mitsubishi Tokyo UFJ Bank Co. Ltd. The loan requires quarterly payments of 17,500,000 Yen, or approximately $142,000 at current exchange rates, starting on October 31, 2007, with a final payment due on July 31, 2012. Interest of 2.775% is paid quarterly starting on October 31, 2007.

All of the above loans are guaranteed by Hideki Anan, the CEO of Global Hotline There are no covenants or security requirements related to these loans.

On July 27, 2007, Global Hotline repaid 200,000,000 plus interest to Mitsui Sumitomo Bank Co Ltd. on a loan received on December 29, 2006 and due on July 27, 2007.

The Loan Agreements will be attached to the Form 10-Q for the three months ended September 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: August 10, 2007

By:	/s/ Mark Scott

Mark Scott

Chief Operating and Financial Officer